UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a transcript from a video made available by United States Steel Corporation to employees of its Tubular segment on April 10, 2024.

Transcript – Scott Dorn “Future in 5” video April 9, 2024 Tara Carraro (00:19): Hi everyone. I'm Tara Carraro, Chief Communications Officer for U. S. Steel. As we move towards the anticipated close of the transaction with Nippon Steel Corporation, we know it's important that each of you are kept informed throughout the process. To help with that, I am joined by my colleague, Scott Dorn, to talk about what the deal means for Tubular, for all of us as employees, and for the future of U. S. Steel. Scott, thanks for joining me today. Scott Dorn (00:47): Hello, Tara. It's great to be with you. Tara Carraro (00:49): Well, let's jump right in, Scott. First question, why is the Nippon Steel transaction the best deal for U. S. Steel? Scott Dorn (00:57): We all know that our Board of Directors unanimously approved a deal that maximizes the value for our stockholders, which includes many of us, at $55 per share and has a high degree of certainty to close. But what's also notable about the deal is that it's great for our other stakeholders, including our employees. This combines two storied companies with rich histories of providing excellent products and services and contributing to the development of society. Nippon Steel has said they will assume all agreements between U. S. Steel and the USW, which maintains all the benefits our union workers currently have. Also, there's the potential for new opportunities for our employees, with a more diversified organization and the people of Nippon Steel. This creates a truly global steel company with complementary capabilities and enhanced innovation capable of meeting our customers' evolving needs. With our combined resources and capabilities, we'll move forward together as the best steelmaker with world-class capabilities for the benefit of U. S. Steel's competitiveness, the broader American steel industry, and the many industries that rely on it. Its goal is to improve and grow U. S. Steel as a centerpiece of steel production in the United States. Tara Carraro (02:12): That all sounds very exciting. So thinking about what this transaction will mean with our partnership with the USW, what are your thoughts there? Scott Dorn (02:23): Glad you asked. Nippon Steel will assume all USW agreements, honor the commitments contained in the USW agreements, and recognize the union as the bargaining representative for USW-represented employees. And Nippon Steel has a strong track record of safety in the workplace and working collaboratively with the unions. The union members and other employees of U. S. Steel will benefit by having the resources and commitment of Nippon Steel, with additional capital, financial strength, and cutting-edge technologies. Union members will continue receiving their paycheck, premium-free healthcare, and profit sharing and benefits from U. S. Steel. Pensions are currently overfunded. There will be no layoffs as a result of the transaction. Uncapped profit sharing remains and premium-free healthcare will continue. Tara Carraro (03:14):

Transcript – Scott Dorn “Future in 5” video April 9, 2024 That is great news for our represented employees, Scott. Let me ask you this. Do you think merging with Nippon will change the way that we do business? Scott Dorn (03:24): Until this transaction is complete, Tara, it is business as usual. Nippon Steel has been clear in its intent to put U. S. Steel on a growth trajectory. Nippon Steel will contribute technological advances that create new opportunities for U. S. Steel's workforce. They are committed to investing in American steelmaking and domestic jobs while creating a leading global steel company. Together with Nippon Steel, we plan to achieve new levels of growth and strengthen our products and services while we deliver the differentiated, innovative, and sustainable solutions our customers have come to expect from us. Tara Carraro (04:02): You know our employees, Scott, are always asking what should they be doing? Let's answer that question for them. What should they be doing in anticipation of this merger? Scott Dorn (04:12): Yeah, good question, Tara, and something that comes up fairly often and until this transaction is complete, as I said, it's business as usual. Our teams remain focused on safety, responsibly executing across all of our operations, and continuing to deliver for our customers. Ensuring that our customers continue to receive best-in-class service is important to us, and our primary objective remains providing customers with differentiated, innovative, and sustainable solutions that they've come to expect. Tara Carraro (04:41): So safety, environmental excellence, quality and service, right? Scott Dorn (04:46): Correct. You got it. Tara Carraro (04:47): Excellent. So, you know, thinking ahead, what should we expect next in the transaction? Scott Dorn (04:53): Well, as we move forward, this proposed merger with Nippon Steel, it's subject to certain closing conditions including regulatory approvals and a vote of U. S. Steel stockholders. At the same time, other regulatory review processes are ongoing. We are engaging with the Committee on Foreign Investment in the United States, otherwise known as CFIUS, in connection with its review of this transaction. There will also be customary antitrust reviews of the proposed transaction in the U.S. and other certain foreign jurisdictions as well as certain other customary foreign regulatory approvals. And following the closing of the transaction, U. S. Steel will retain its name, brand and headquarters in Pittsburgh, Pennsylvania. Tara Carraro (05:33): So we've been talking at a high level, so thinking a bit more on a granular basis, what does this mean for Tubular employees specifically? Scott Dorn (05:43):

Transcript – Scott Dorn “Future in 5” video April 9, 2024 Well, Tara, our Tubular employees are obviously asking a lot of questions and very interested in that. And when you look at it from an employee perspective, this was the best deal. Nippon Steel has committed to the current collective bargaining agreements. They've also committed to no layoffs as a result of this transaction. They have experience in Tubular. Nippon Steel spends about 10 times as much as we do on research and development, and they've stated that sharing their technologies, including R&D, that's a major part of their acquisition strategy. And they didn't intend to spend $15 billion just for mini mills and mines. The purchase reinforces that they see growth and opportunity. Tara Carraro (06:26): This is all very exciting indeed, and I think that your comments really underscore why this is the best deal, not only for U. S. Steel, but the American steel industry as well. Thanks so much for joining us today, Scott. We appreciate your time and your insights. Scott Dorn (06:44): Thanks. I couldn't agree with you more, Tara. Thanks for your time today.

The following materials were first posted by United States Steel Corporation to its internal company news application, X App, for employees of its Tubular segment on April 10, 2024.

X App Post to Tubular Team April 10, 2024 Headline: Hear from Scot Dorn on the Nippon Steel transac�on Body copy: Watch this short video where Scott Dorn weighs in on what the anticipated deal with Nippon Steel will mean for USS and Tubular. Video: htps://www.youtube.com/watch?v=61U0VsK_tTg Visual:

The following materials were emailed by United States Steel Corporation to employees of its Tubular segment on April 10, 2024.

From: Mary Scalone on behalf of Scott Dorn Subject: Tubular Employees: Learn more about the upcoming deal with Nippon Steel Date: April 10, 2024 at 10:30 am ET Tubular Team: Please watch this new video, where I speak to the upcoming deal with Nippon Steel and what it means for Tubular. As always, you can visit bestdealforamericansteel.com for more informa�on. Regards, Scot

Additional Information and Where to Find It

This communication relates to the proposed transaction between the United States Steel Corporation (the “Company”) and Nippon Steel Corporation (“NSC”). In connection with the proposed transaction, the Company has filed and will file relevant materials with the United States Securities and Exchange Commission (“SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”), a definitive version of which was filed with the SEC on March 12, 2024. The Company commenced disseminating the definitive Proxy Statement to stockholders of the Company on or about March 12, 2024. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that may be filed with the SEC in connection with the proposed transaction. The proposed transaction will be submitted to the Company’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT (A DEFINITIVE FILING OF WHICH HAS BEEN MADE WITH THE SEC), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NSC AND THE PROPOSED TRANSACTION.

The Company’s stockholders will be able to obtain free copies of the definitive Proxy Statement, as well as other documents containing important information about the Company, NSC and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the other documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to United States Steel Corporation, 600 Grant Street, Suite 1884, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary; telephone 412-433-1121, or from the Company’s website www.ussteel.com.

Participants in the Solicitation

NSC, the Company and their directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of the Company who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, a definitive version of which was filed with the SEC on March 12, 2024. Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and was included in the definitive version of the Proxy Statement filed with the SEC. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains information regarding the Company and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, the construction or operation of new or existing facilities or capabilities, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s or NSC’s control. It is possible that the Company’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company or NSC, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s or NSC’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the possibility that the Company’s stockholders may not approve the proposed transaction; the risks and uncertainties related to securing the necessary stockholder approval; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or NSC’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Form 10-K for the year ended December 31, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Risks related to NSC’s forward-looking statements include, but are not limited to, changes in regional and global macroeconomic conditions, particularly in Japan, China and the United States; excess capacity and oversupply in the steel industry; unfair trade and pricing practices in NSC’s regional markets; the possibility of low steel prices or excess iron ore supply; the possibility of significant increases in market prices of essential raw materials; the possibility of depreciation of the value of the Japanese yen against the U.S. dollar and other major foreign currencies; the loss of market share to substitute materials; NSC’s ability to reduce costs and improve operating efficiency; the possibility of not completing planned alliances, acquisitions or investments, or such alliances, acquisitions or investments not having the anticipated results; natural disasters and accidents or unpredictable events which may disrupt NSC’s supply chain as well as other events that may negatively impact NSC’s business activities; risks relating to CO2 emissions and NSC’s challenge for carbon neutrality; the economic, political, social and legal uncertainty of doing business in emerging economies; the possibility of incurring expenses resulting from any defects in our products or incurring additional costs and reputational harm due to product defects of other steel manufacturers; the possibility that we may be unable to protect our intellectual property rights or face intellectual property infringement claims by third parties; changes in laws and regulations of countries where we operate, including trade laws and tariffs, as well as tax, environmental, health and safety laws; and the possibility of damage to our reputation and business due to data breaches and data theft. All information in this communication is as of the date above. Neither the Company nor NSC undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s or NSC’s expectations whether as a result of new information, future events or otherwise, except as required by law.